b                                                                  Exhibit 10(a)



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 21 to the Registration Statement (Form N-4 No. 333-61592) and the related Statement of Additional Information appearing therein and pertaining to Lincoln National Variable Annuity Account H, which is incorporated by reference into Post-Effective Amendment No. 24, and to the use therein of our reports dated (a) March 27, 2008, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) March 7, 2008, with respect to the financial statements of Lincoln National Variable Annuity Account H.


                                        /s/ Ernst & Young LLP

Fort Wayne, Indiana
September 29, 2008